Exhibit 99.1

Press Release

Universal Travel Group
Postpones Earnings Conference Call from March 30 to Later in 2011

SHENZHEN, China, March 29, 2011 – Universal Travel Group (“Universal Travel Group” or the “Company”) (NYSE: UTA), a leading travel services provider in China, offering package tours, air ticketing, and hotel reservation services online and via customer service representatives, today announced that it has postponed its year 2010 earnings conference call previously scheduled for March 30, 2011 at 09:00 a.m. EDT to a later day in 2011 to be determined. The postponement was not due to any accounting irregularities and will allow the Company and its independent auditors to complete their work on the financial statements and audit. The Company regrets any inconvenience that the postponement may have created.

About Universal Travel Group

Universal Travel Group (NYSE: UTA) is a leading China-based travel services provider, focusing on the domestic tourism market for leisure and corporate travel and offering packaged tours, air ticketing, and hotel reservation services. The Company targets geographic expansion in underpenetrated travel markets in central and western China; and it has established a second operation base in Chongqing. With the Chinese disposal income continuing to rise driving demand for domestic leisure services, the Company continues to benefit and dominate packaged tour businesses. The Company operates multi-channels sales with 24 hour call centers, online website, owned and franchised sales offices and various wholesale channels.

For more information, please visit Universal Travel Group’s website at us.cnutg.com

For investor and media inquiries, please contact:

Mr. Jing XIE, Secretary of Board & Interim Chief Financial Officer
Universal Travel Group
Tel: +86-755-86319549
Fax: +86-755-86319348
06@cnutg.com
Website: us.cnutg.com

Christensen
Kimberly Minarovich
Tel: +1 212-618-1978
Kminarovich@ChristensenIR.com